UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On May 4, 2005, Gaylord Entertainment Company (the “Company”) entered into a new Employment Agreement with David C. Kloeppel, its existing Executive Vice President and Chief Financial Officer. Under the terms of the new Agreement, Mr. Kloeppel will continue with the same titles. Mr. Kloeppel’s new Agreement runs through May 4, 2009 and provides that he will receive an annual base salary of $475,000 with an annual target bonus in the amount of 75% of his base salary. Upon execution of the new Agreement, Mr. Kloeppel received a restricted stock grant of 16,000 shares, which will vest ratably over 4 years. Mr. Kloeppel’s new Agreement also increases his severance pay in the event of a change of control from two times to three times his base salary and bonus. As an executive officer, Mr. Kloeppel will continue to be eligible to participate in the Company’s benefit programs that are available to other senior executives.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: May 4, 2005	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

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